FIRST SUPPLEMENTAL INDENTURE BETWEEN ALPHARMA INC. AND U.S. BANK NATIONAL ASSOCIATION
DATED AS OF MARCH 20, 2007
2.125% CONVERTIBLE SENIOR NOTES DUE 2027

FIRST SUPPLEMENTAL INDENTURE, dated as of March 20, 2007 (this "First Supplemental Indenture"), between ALPHARMA INC., a Delaware corporation (the "Company") and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the "Trustee"), supplementing the Indenture, dated as of March 20, 2007, between the Company and the Trustee (the "Base Indenture," together with this First Supplemental Indenture, the "Indenture").

WHEREAS, the Base Indenture provides for the issuance from time to time of the Company's debentures, notes, bonds and other evidences of indebtedness ("Debt Securities," as defined in the Base Indenture) in one or more series;

WHEREAS, Section 901(6) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Debt Securities of any series as permitted by Sections 201 and 301 thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 2.125% Convertible Senior Notes due 2027 (the "Notes"), in an aggregate principal amount of $300,000,000;

WHEREAS, the Company proposes by this First Supplemental Indenture to supplement and amend in certain respects the Base Indenture insofar as it will apply only to the Notes (and not to any other series of Debt Securities) to provide for the form, terms and other provisions of the Notes as a separate series of Debt Securities to be issued under the Indenture;

WHEREAS, all acts and things necessary to duly authorize and reserve for issuance shares of Common Stock issuable upon the conversion of the Notes have been done and performed; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligations of the Company, and to constitute this First Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE I
DEFINITIONS

Section 1.1   Definitions of Terms.

"Aggregate Amount" has the meaning set forth in Section 2.15(f) hereof.

"Applicable Conversion Rate" means the Conversion Rate in effect on the applicable Trading Day.

"Base Indenture" has the meaning set forth in the recitals hereto.

"Beneficial Owner" means a person determined to be a "beneficial owner" in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

"Business Day" means any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.

"Capital Stock" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

"Cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

"Cash Percentage" has the meaning set forth in Section 2.13© hereof.

"Cash Percentage Notice" has the meaning set forth in Section 2.13© hereof.

"Close of Business" means 5:00 p.m. (New York City time).

"Closing Sale Price" of the Common Stock on any date means the per-share closing sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on the NYSE, or if shares of Common Stock are not listed on the NYSE, then as reported by the NASDAQ Stock Market or the principal other national or regional securities exchange on which the shares of the Common Stock are then traded or, if the Common Stock is not listed or approved for trading on the NASDAQ Stock Market or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded, of the Common Stock on such date; provided, however, that if the Company's Common Stock is not so traded, the "Closing Sale Price" will be the average of the midpoint of the last bid and ask prices for shares of the Company's Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, and in the absence of bid and ask prices from at least three such firms, the Company's Board of Directors will make a good faith determination of the Closing Sale Price.

The Closing Sale Price of any security other than the Common Stock shall be calculated in the same manner as the Closing Sale Price of the Common Stock as applicable to such security.

"Contingent Interest" means the interest amounts payable pursuant to Section 2.8(d) hereof.

"Contingent Interest Trading Price" of the Notes on any date of determination means the average of the secondary market bid quotations per Note obtained by the Conversion Agent for this purpose for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, provided that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids can reasonably be obtained by the Conversion Agent, then the average of such two bids shall be used; provided, further, that if at least two such bids cannot reasonable be obtained by the Conversion Agent, but one such bid can reasonably be obtained, then such one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer or, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Contingent Interest Trading Price on such date of determination of the Notes will equal (a) the Applicable Conversion Rate of the Notes multiplied by (b) the Closing Sale Price of the Common Stock.

"Conversion Date" means the date on which the Holder of the Note has complied with all requirements under this Indenture to convert such Note.

"Conversion Price" per share of Common Stock as of any day means the result obtained by dividing $1,000 by the Conversion Rate on such day.

"Conversion Rate" means 30.6725 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment pursuant to Section 2.15 hereof.

"Conversion Reference Period" means:

        the 20 consecutive Trading Days beginning on the Redemption Date, if we have called the notes delivered for conversion for redemption; or
        for Notes that are converted during the period beginning on the 25th day prior to the Final Maturity Date, the 20 consecutive Trading Days beginning on the third Trading Day following the Final Maturity Date; or
        if neither (I) nor (ii) above applies, the 20 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

        "Common Stock" means the Class A Common Stock of the Company, $0.20 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Current Market Price" of Common Stock on any day means the average of the Closing Sale Prices per share of Common Stock for each of the five consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

        "Daily Conversion Value" means, for each of the 20 consecutive Trading Days in a Conversion Reference Period, one-twentieth (1/20th) of the product of (I) the Applicable Conversion Rate for such day multiplied by (ii) the Volume Weighted Average Price per share of the Common Stock on such day.

        "Daily Measurement Value" has the meaning set forth in Section 2.13(b) hereof.

        "Daily Required Cash Amount" has the meaning set forth in Section 2.13(b) hereof.

        "Daily Settlement Amount" has the meaning set forth in Section 2.13(b) hereof.

        "Daily Share Amount" means, for each Trading Day of the Conversion Reference Period and for each $1,000 principal amount of Notes surrendered for conversion, a number of shares of Common Stock (but in no event less than zero) determined by the following formula:

        (Volume Weighted Average Price per share of Common Stock for such Trading Day x Conversion Rate in effect on the Trading Day) - $1,000

        Volume Weighted Average Price per share of Common Stock for such Trading Day x 20

        "Debt" means, with respect to any Person, without duplication, (1) all indebtedness of such Person for borrowed money (other than non-recourse obligations) and (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.

        "Disposition Event" has the meaning set forth in 2.16(a) hereof.

        "Distributed Assets" has the meaning set forth in 2.15(d) hereof.

        "DTC" means The Depository Trust Company, a New York corporation, and its successors.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Expiration Date" has the meaning set forth in Section 2.15(f) hereof.

        "Expiration Time" has the meaning set forth in Section 2.15(f) hereof.

        "Ex-Dividend Date" means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

        "Final Maturity Date" has the meaning set forth in Section 2.5 hereof.

        "Financial Institution" has the meaning set forth in Section 2.17(a) hereof.

        "First Supplemental Indenture" has the meaning set forth in the recitals hereto.

        "Fundamental Change" means the occurrence of any of the following:

        (1)   the direct or indirect sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person other than the Company or one of its Subsidiaries; or

        (2)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the Beneficial Owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company's voting stock; provided that no such transaction will be a Fundamental Change if Persons that beneficially own the voting securities of the Company immediately prior to the transaction own, directly or indirectly, a majority of the Voting Stock of the surviving or transferee Person immediately after the transaction in substantially the same proportion as their ownership of the voting securities immediately prior to the transaction; or

        (3)   the adoption of a plan relating to the liquidation or dissolution of the Company; or

        (4)   a Termination of Trading.

        Notwithstanding the foregoing, it will not constitute a Fundamental Change under clause (2) above if at least 90% of the consideration for the Common Stock in the transaction or transactions otherwise constituting the Fundamental Change consists of common stock traded or quoted on a United States national securities exchange, or which will be so traded or quoted when issued or exchanged in connection with the transaction or transactions, and as a result of such transaction or transactions the Notes become convertible solely into such Common Stock.

        For purposes of defining "Fundamental Change," the term "Person" means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof, and the term "group" has the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions and includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision;

        "Fundamental Change Purchase Date" has the meaning set forth in Section 2.11(d) hereof.

        "Fundamental Change Purchase Notice" has the meaning set forth in Section 2.11(e) hereof.

        "Fundamental Change Purchase Price" has the meaning set forth in Section 2.11(d) hereof.

        "Indenture" has the meaning set forth in the recitals hereto.

        "Interest Period" has the meaning set forth in Section 2.8(d) hereof.

        "Issue Date" means the date on which the Notes are originally issued under this Indenture.

        "Make-Whole Fundamental Change" has the meaning set forth in 2.15(h) hereof.

        "Make-Whole Fundamental Change Effective Date" has the meaning set forth in 2.15(h) hereof.

        "Make-Whole Shares" has the meaning set forth in 2.15(h) hereof.

        "Market Disruption Event" means the occurrence or existence for more than one half-hour in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NYSE or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

        "Measurement Period" has the meaning set forth in Section 2.8(d) hereof.

        "Note" has the meaning set forth in the recitals hereto.

        "Note Interest Rate" has the meaning set forth in 2.8(a) hereof.

        "NYSE" means The New York Stock Exchange.

        "Purchased Shares" has the meaning set forth in Section 2.15(f) hereof.

        "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

        "Reference Period" has the meaning set forth in 2.15(d) hereof.

        "Reference Property" has the meaning set forth in Section 2.16(b) hereof.

        "Reference Property Value" has the meaning set forth in Section 2.16© hereof.

        "Regular Record Date" means the last Business Day prior to the applicable Interest Payment Date; provided that in the event that the Notes are not held in book-entry-only form or are not represented by Global Securities, the Company may select different Regular Record Dates, which must each be at least 15 Business Days before the relevant Interest Payment Dates.

        "Repurchase Date" means March 15, 2014, March 15, 2017 and March 15, 2022 or the next Business Day following such dates to the extent such dates are not Business Days.

        "Repurchase Notice" has the meaning set forth in 2.11(b).

        "Repurchase Price" means 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, up to, but not including, the relevant Repurchase Date.

        "Rights" has the meaning set forth in 2.15® hereof.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Settlement Amount" has the meaning set forth in 2.13(a) hereof.

        "Shareholders Rights Plan" has the meaning set forth in 2.15® hereof.

        "Significant Subsidiary" has the meaning assigned to such term in Regulation S-X, promulgated by the U.S. Securities and Exchange Commission.

        "Spin-Off" has the meaning set forth in 2.15(d) hereof.

        "Stock Price" has the meaning set forth in 2.15(h) hereof.

        "Termination of Trading" means such time as the Common Stock (or other common stock into which the notes are then convertible) is not listed for trading on a U.S. national securities exchange.

        "Trading Day" means any day on which (I) there is no Market Disruption Event and (ii) the NYSE or, if the Common Stock is not listed on the NYSE, the principal national securities exchange on which the Common Stock is listed, admitted for trading or quoted, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A "Trading Day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

        "Trading Price" means, on any date of determination, the average of the secondary bid quotations per note obtained by the Conversion Agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If on any date of determination the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from an independent nationally recognized securities dealer or, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes on such date of determination will be deemed to be less than 95% of the Closing Sale Price of the Common Stock on such date multiplied by the Applicable Conversion Rate.

        "Trigger Event" has the meaning set forth in 2.15(g) hereof.

        "Underwriter" means Banc of America Securities LLC, as the underwriter of the public offering of the Notes pursuant to the Underwriting Agreement.

        "Underwriting Agreement" means the Underwriting Agreement dated March 15, 2007 between the Company and the Underwriter relating to the public offering of the Notes issued on the date hereof.

        "Volume Weighted Average Price" per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page ALO <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, Volume Weighted Average Price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

        Section 1.2   Terms Defined in the Base Indenture. Capitalized terms used herein but not defined herein have the meanings assigned to such terms in Section 101 of the Base Indenture.

        ARTICLE II
        THE NOTES

        Section 2.1   Designation of Notes and Establishment of Form. There shall be a series of Debt Securities designated "2.125% Convertible Senior Notes due 2027" of the Company (referred to herein as the "Notes"), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

        Section 2.2   Issue Price. The Notes shall be issued to the Underwriters pursuant to the Underwriting Agreement at the price set forth in the Underwriting Agreement.

        Section 2.3   Ranking. The Notes shall constitute unsecured, unsubordinated obligations of the Company.

        Section 2.4   Amount. The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of $300,000,000 upon a Company Request for the authentication and delivery of Notes, without any further action by the Company.

        Section 2.5   Stated Maturity. The date on which the principal of the Notes is due and payable, unless earlier converted, accelerated, redeemed or repurchased pursuant to the Indenture, shall be March 15, 2027 (the "Final Maturity Date").

        Section 2.6   Form, Denomination and Currency. The Notes shall be Registered Securities and shall be initially be issued in global form as Global Securities (in the form of Annex A hereto). Each Note shall be in the denomination of $1,000 or any integral multiple thereof. All obligations of the Company in respect of principal, interest or any other amount owing upon the Notes shall be payable in United States dollars.

        Section 2.7   Designation of Depositary. Initially, the Depositary for the Notes will be DTC. The Notes, in the form of Global Securities, will be registered in the name of the Depositary or its nominee, Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants.

        Section 2.8   Interest.

        (a)   The Company shall pay interest on the Notes at a rate of 2.125% per annum (the "Note Interest Rate"), payable semi-annually in arrears on March 15 and September 15 of each year (each, an "Interest Payment Date," as defined in the Base Indenture), or, as further set forth in Section 2.23 below, if any such day is not a Business Day, the immediately following Business Day, commencing September 15, 2007.

        (b)   Interest on a Note will accrue and compound semi-annually at the Note Interest Rate from and including March 20, 2007 or the last Interest Payment Date in respect of which interest has been paid or duly provided for, as applicable, to but excluding the next succeeding Interest Payment Date, or the relevant Conversion Date, Repurchase Date, Fundamental Change Purchase Date or Redemption Date, or the Final Maturity Date, as the case may be.

        (c)   Interest shall be paid on each Interest Payment Date to the Person in whose name a given Note is registered in the Security Register at the Close of Business on the applicable Regular Record Date.

        (d)   The Company will pay Contingent Interest to Holders during the period commencing March 20, 2014 and ending on September 14, 2014 and for any six-month period thereafter from and including an Interest Payment Date up to, but excluding, the next Interest Payment Date (each an "Interest Period"), if the average Contingent Interest Trading Price per $1,000 principal amount of the Notes for the five Trading Day measurement period ending on the third Trading Day immediately preceding the first day of the applicable Interest Period (the "Measurement Period") equals 130% or more of an equal principal amount of the Notes as of the last day of the Measurement Period. The amount of Contingent Interest payable per $1,000 principal amount of Notes in any Interest Period pursuant to this Section 2.8(d) shall equal 0.25% per annum of the average Contingent Interest Trading Price of $1,000 principal amount of Notes for the applicable Measurement Period. Contingent Interest, if any, will accrue from the first day of any relevant Interest Period.

        (e)   The Company shall pay Contingent Interest owed pursuant to Section 2.8(d) for any Interest Period on the Interest Payment Date at the end of the applicable Interest Period, to Holders of Notes as of the Regular Record Date related to such Interest Payment Date.

        (f)   Promptly following the first Business Day of an Interest Period for which Contingent Interest will be payable pursuant to Section 2.8(d), the Company shall notify the Holders of the right of such Holders to receive Contingent Interest by (I) disseminating a press release containing this information and by using the Company's reasonable efforts to post the information on the Company's website or otherwise publicly disclose the information or (ii) providing notice to Holders through the facilities of the Depositary.

        (g)   All references to "interest" in the Indenture shall be deemed to include interest due to Holders of the Notes under both Section 2.8(a) and Section 2.8(d) unless the context otherwise requires.

        (h)   Each Holder is deemed to have agreed (a) that for United States federal income tax purposes, the Notes will be treated as indebtedness subject to the United States Department of Treasury regulations governing contingent payment debt instruments, (b) that the Holders will report original issue discount and interest on the Notes in accordance with the Company's determination of both the "comparable yield" and the "projected payment schedule" and (c) to be bound by the Company's application of the United States Department of Treasury regulations that govern contingent payment debt instruments. For this purpose, the "comparable yield" for the Securities is 8.25% compounded semi-annually and the "projected payment schedule" may be obtained by contacting the Company at the address set forth immediately above the recitals in the Base Indenture. The Company shall file with the Trustee no later than the end of each calendar year, (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the United States Internal Revenue Code of 1986, as amended. The Trustee has no obligation with respect to the foregoing clauses (I) and (ii), except to retain such information in its files and to release the same upon request to any Holder or beneficial owner of the Notes.

        Section 2.9   Place of Payment, Registration, Transfer and Exchange. The Place of Payment for the Notes and the place or places where the Notes may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Notes is at the Corporate Trust Office of the Trustee and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that payment of interest may be made at the option of the Company (I) by check mailed to the registered address of such Holder (provided that a Holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such Holder, be paid by wire transfer of immediately available funds), or (ii) by transfer to an account maintained by such Holder located in the United States; and provided further, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

        Section 2.10   Redemption. The Notes will not be subject to redemption prior to March 20, 2014. On or after March 20, 2014, the Company shall have the right to redeem the Notes, in whole or in part, at any time, or from time to time, in accordance with the provisions of Article Eleven of the Base Indenture for a Cash Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, up to, but not including, the Redemption Date. In the case of a partial redemption, if the Trustee selects a portion of a Holder's Notes for redemption in accordance with Section 1103 of the Base Indenture, any partial conversion of such Holder's Notes in connection with such redemption pursuant to Section 2.12(a)(ii) below, will be deemed to be first from the portion of such Holder's Notes selected by the Trustee for redemption and second from the portion not selected for redemption.

        Section 2.11   Repurchase at the Option of Holders.

        (a)   Article Thirteen of the Base Indenture shall not apply to the Notes.

        (b)   Any Holder of the Notes shall have the right to require the Company to repurchase its Notes, in whole or in part, on any Repurchase Date, in Cash, at the Repurchase Price. The repurchase of a Note under this Section 2.11(b) shall be made, at the option of the Holder, upon:

        (i)   delivery to the Paying Agent, which shall initially be the Trustee, by the Holder of a written notice (or in the case of Global Securities, a notice delivered electronically or by other means in accordance with the Depositary's customary procedures) of repurchase (a "Repurchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the Close of Business on the last day prior to such Repurchase Date stating:

          the certificate number of the Note which the Holder will deliver to be purchased, if Notes in definitive form have been issued, or notice compliant with the relevant Depositary procedures if the Notes are not in definitive form;
          the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof, and that such Note shall be purchased pursuant to Section 2.11(b) and applicable provisions of the Notes and subject to the terms and conditions of Section 2.11 and of the Notes.

(ii)   delivery of such Note to the Paying Agent prior to, on or after the Repurchase Date (together with any necessary endorsements and in compliance with any applicable Depositary requirements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 2.11(b) only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice, as determined by the Company.

Any purchase by the Company contemplated pursuant to the provisions of this Section 2.11(b) shall be consummated by the delivery of the Repurchase Price by the Holder on the third Business Day following the later of the Repurchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 2.11(b).

(c)   Not less than 20 Business Days prior to each Repurchase Date, the Company shall mail a written notice of Fundamental Change by first-class mail to the Trustee and to each Holder at its address shown in the Security Register (and to beneficial owners as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the Holder and shall state:

(i)   the Repurchase Date, the Repurchase Price and the Applicable Conversion Rate and any adjustments thereto;

(ii)   the name and address of the Paying Agent and the Conversion Agent;

(iii)   that Notes with respect to which a Repurchase Notice has been given by the Holder may be converted pursuant to Section 2.12 hereof only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv)   that Notes must be surrendered to the Paying Agent to collect payment;

(v)   that the Repurchase Price for any Note as to which a Repurchase Notice has been given and not withdrawn will be paid on the third Business Day following the later of the Repurchase Date and the time of surrender of such Note as described in (iv);

(vi)   the procedures the Holder must follow to exercise its rights under Section 2.11(b) and a brief description of those rights;

(vii)   briefly, the conversion rights of the Notes;

(viii)   the procedures for withdrawing a Repurchase Notice;

(ix)   that, unless the Company defaults in its obligations under Section 2.11(k) in respect of Notes for which a Repurchase Notice has been given and not withdrawn, interest on such Notes will cease to accrue on the Repurchase Date; and

(x)   the CUSIP and ISIN number(s) of the Notes.

At the Company's request, the Trustee shall give such Company notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company notice shall be prepared by the Company.

(d)   If there shall have occurred a Fundamental Change, each Holder shall have the right, at such Holder's option, to require the Company to purchase for Cash all or any portion of such Holder's Notes in integral multiples of $1,000 principal amount on a date selected by the Company (the "Fundamental Change Purchase Date"), which Fundamental Change Purchase Date shall be no later than thirty-five (35) Trading Days after the occurrence of such Fundamental Change, and no earlier than twenty (20) Trading Days, after the date that the Company mails the notice contemplated by Section 2.11(e) below, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the "Fundamental Change Purchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth herein; provided that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date.

(e)   The repurchase of a Note under Section 2.11(d) shall be made, at the option of the Holder, upon:

(i)   delivery to the Paying Agent by the Holder of a written notice (or in the case of Global Securities, a notice delivered electronically or by other means in accordance with the Depositary's customary procedures) of repurchase (a "Fundamental Change Purchase Notice") at any time prior to the Close of Business on the Fundamental Change Purchase Date stating:

(A)   the certificate number of the Note which the Holder will deliver to be purchased, if Notes in definitive form have been issued, or notice compliant with the relevant Depositary procedures if the Notes are not in definitive form;

(B)   the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(C)   that such Note shall be purchased pursuant to Section 2.11(d) and applicable provisions of the Notes and subject to the terms and conditions of Section 2.11 and of the Notes.

(ii)   delivery of such Note to the Paying Agent, which shall initially be the Trustee, prior to, on or after the Fundamental Change Purchase Date (together with any necessary endorsements and in compliance with any applicable Depositary requirements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 2.11(e) only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice, as determined by the Company.

Any purchase by the Company contemplated pursuant to the provisions of Section 2.11(d) and this Section 2.11(e) shall be consummated by the delivery of the consideration to be received by the Holder on or prior to the third Trading Day following the later of the Fundamental Change Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 2.11(e).

(f)   As promptly as practicable following the date the Company publicly announces a Fundamental Change transaction, but in no event less than 15 days prior to the anticipated effective date of a Fundamental Change, the Company shall mail a written notice of Fundamental Change by first-class mail to the Trustee and to each Holder at their addresses shown in the Security Register (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(i)   briefly, the events causing a Fundamental Change;

(ii)   the anticipated effective date of such Fundamental Change;

(iii)   the date by which the Fundamental Change Purchase Notice must be given;

(iv)   the Fundamental Change Purchase Price;

(v)   the Fundamental Change Purchase Date;

(vi)   the name and address of the Paying Agent and the Conversion Agent;

(vii)   the then-current Conversion Rate and any adjustments thereto;

(viii)   that Notes with respect to which a Fundamental Change Purchase Notice has been given by the Holder may be converted pursuant to Section 2.12 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix)   briefly, the procedures a Holder must follow to exercise rights under Section 2.11(e);

(x)   that Notes must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(xi)   that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid on or prior to the third Trading Day following the later of the Fundamental Change Purchase Date and the time of surrender of such Note;

(xii)   briefly, the conversion rights of the Notes;

(xiii)   the procedures for withdrawing a Fundamental Change Purchase Notice;

(xiv)   that, unless the Company defaults in its obligations under Section 2.11(k) in respect of Notes for which a Fundamental Change Purchase Notice has been given and not withdrawn, interest on such Notes will cease to accrue on the Fundamental Change Purchase Date; and

(xv)   the CUSIP and ISIN number(s) of the Notes.

At the Company's request, the Trustee shall give such Company notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company notice shall be prepared by the Company.

(g)   Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to Section 2.11(d) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(h)   Upon receipt by the Paying Agent of a Repurchase Notice or a Fundamental Change Purchase Notice, as the case may be, the Holder of the Note in respect of which such Repurchase Notice or Fundamental Change Purchase Notice was given shall (unless such notice is withdrawn as specified in Section 2.11(I)) thereafter be entitled to receive solely the Repurchase Price or Fundamental Change Purchase Price, with respect to such Note, as the case may be. Such Repurchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent in accordance with either Section 2.11(b) or Section 2.11(e), as the case may be. Notes in respect of which a Repurchase Notice or Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Section 2.12 hereof on or after the date of the delivery of such notice unless such notice has first been validly withdrawn as specified in the following Section 2.11(I).

(i)   Notwithstanding anything to the contrary in this Section 2.11, a Repurchase Notice or a Fundamental Change Purchase Notice, as the case may be, may be withdrawn by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures specified in the Repurchase Notice or Fundamental Change Purchase Notice at any time prior to the Close of Business on the Repurchase Date or the Fundamental Change Purchase Date specifying:

(i)   the principal amount of the Note with respect to which such notice of withdrawal is being submitted;

(ii)   the certificate number of the Note being withdrawn, if Notes in definitive form have been issued, or notice compliant with the relevant Depositary procedures, if the Notes are not in definitive form; and

(iii)   the principal amount, if any, of such Note which remains subject to the original Repurchase Notice or Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.

(j)   The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or Fundamental Change Purchase Notice or written withdrawal thereof.

(k)   Prior to 10:00 a.m. (New York City time) on or prior to the third Business Day following a Repurchase Date or a Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price or Fundamental Change Purchase Price, as the case may be, of all the Notes or portions thereof which are to be purchased as of the relevant Repurchase Date or Fundamental Change Purchase Date.

(l)   Any Note which is to be purchased only in part pursuant to this Section 2.11 shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

(m)   available under applicable law, the Company shall (x) comply with Rule 13e-4 and Rule 14e-1 (or any successor provisions) under the Exchange Act, as applicable; (y) file a Schedule TO (or any successor schedule form or report) if required under the Exchange Act; and (z) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 2.11 to be exercised in the time and in the manner specified therein. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 2.11, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under Section 2.11.

Section 2.12   Conversion Rights.

(a)   A Holder of a Note may convert such Note into Cash, shares of Common Stock or a combination thereof, as described below, at any time on or prior to the Close of Business on the Business Day immediately preceding the Final Maturity Date; provided, however, that Holders may convert their Notes only during the periods and under the conditions specified in clauses (I) through (vi) below:

(i)   during any fiscal quarter commencing at any time after June 30, 2007, and only during such fiscal quarter, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter exceeds 130% of the Conversion Price per share of Common Stock on the last day of such preceding fiscal quarter;

(ii)   at any time after the Company has issued a notice of redemption of the Notes pursuant to Article Eleven of the Base Indenture and Section 2.10 hereof until the Close of Business on the last Business Day preceding the Redemption Date;

(iii)   at any time after the Company gives notice to Holders of the Notes of any election by it to distribute to all or substantially all holders of Common Stock:

(A)   rights or warrants entitling such holders of the Common Stock to subscribe for or purchase, for a period expiring within 60 days after the Record Date for such distribution, Common Stock at less than the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the date immediately preceding the first public announcement of the distribution, or

(B)   Cash, debt securities (or other evidence of indebtedness) or other assets (excluding distributions pursuant to Section 2.15(a) or Section 2.15(b) hereof), which distribution, together with all other distributions within the preceding twelve months, has a per share value exceeding 15% of the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the date immediately preceding the first public announcement of the distribution, in each case, until the earlier of the Close of Business on the Business Day prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place;

(iv)   if a Fundamental Change occurs or if the Company is a party to a consolidation, merger, binding share exchange or transfer or lease of all or substantially all of the assets of the Company, pursuant to which the Common Stock would be converted into Cash, securities or other assets, at any time from or after the date which is 35 trading days prior to the anticipated effective time of the transaction until 35 Trading Days after the actual date of such transaction or, if such transaction constitutes a Fundamental Change, until the Fundamental Change Purchase Date;

(v)   during the 10 Trading Days immediately following any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Notes for each Trading Day of such five consecutive Trading Day period is determined, after a request to conduct such measurement, to be less than 95% of the product of the Closing Sale Price per share of the Common Stock and the Conversion Rate in effect on each such Trading Day (the "Trading Price Condition"); or

(vi)    at any time on or after March 15, 2026 until the Close of Business on the Business Day immediately preceding the Final Maturity Date.

(b)   The Conversion Agent will determine on behalf of the Company at the beginning of each fiscal quarter commencing at any time after June 30, 2007 whether the Notes are convertible as a result of the price of the Common Stock pursuant to Section 2.12(a)(I) above and will notify the Company and the Trustee if the Notes are so convertible.

(c)   If the Company makes a distribution described in Section 2.12(a)(iii) above, the Company must notify Holders at least 20 Trading Days prior to the Ex-Dividend Date for such distribution. The notice required by this Section 2.12(c) may be combined with the notice required by Section 2.12(h) in respect of convertibility pursuant to Section 2.12(a)(iii).

(d)   The Company will notify Holders of the Notes and the Trustee as promptly as practicable following the date on which the Company publicly announces any transaction described in Section 2.12(a)(iv) above, but in no event less than 20 Trading Days prior to the anticipated effective date of such transaction. The notice required by this Section 2.12(d) is in addition to any notice required by Section 2.12(h).

(e)   The Conversion Agent shall, upon the written request of, and on behalf of, the Company, determine whether the Notes shall be convertible as a result of the occurrence of an event specified in Section 2.12(a)(v) above and, if the Notes shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee (if the Trustee is not the Conversion Agent) written notice thereof.

(f)   The Company appoints the Trustee as the initial Conversion Agent. The Trustee may resign from its appointment as conversion agent at any time and the Company shall then appoint a new Conversion Agent. The Conversion Agent shall have no obligation to determine the Trading Price under Section 2.12(e) unless the Company has requested that the Conversion Agent make such a determination. The Company shall have no obligation to make such request unless so requested in writing by the Trustee or a Holder that provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes has been less than 95% of the product of the Closing Sale Price per share of the Common Stock and the Conversion Rate then in effect. If the Trustee or a Holder submits such a request, the Company shall instruct the Conversion Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 95% of the product of the Closing Sale Price per share of the Common Stock and the Conversion Rate then in effect.

(g)   Notes with respect to which a Repurchase Notice or a Fundamental Change Purchase Notice has been given by the Holder may be converted pursuant to this Section 2.12 only if the Repurchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the provisions of Section 2.11.

(h) Whenever any event described in clauses (I) through (vi) of Section 2.12(a) shall occur such that the Notes become convertible as provided in this Section 2.12, the Company shall promptly inform the Trustee and (x) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose the information or (y) provide notice to the Holders through the facilities of the Depositary or in accordance with Section 106 of the Base Indenture, which press release, website posting, public disclosure or written notice, as the case may be, shall include:

(i)   a description of such event;

(ii)   a description of the periods during which the Notes shall be convertible as provided in clauses (I) through (vi) of Section 2.12(a);

(iii)   a statement of whether an adjustment to the Conversion Rate shall take effect in respect of such event pursuant to Section 2.15 below; and

(iv)   the procedures Holders of the Notes must follow to convert their Notes in accordance with Section 2.14 below, including the name and address of the Conversion Agent.

Section 2.13   Conversion Consideration.

(a)   A Holder will receive, for each $1,000 principal amount of Notes surrendered for conversion, an amount (the "Settlement Amount") equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days in the Conversion Reference Period.

(b)   The "Daily Settlement Amount," for each of the 20 trading days in the Conversion Reference Period, shall consist of:

(i)   Cash in an amount equal to the lesser of (I) $1,000 divided by 20 (the "Daily Measurement Value") and (ii) the Daily Conversion Value (the "Daily Required Cash Amount"); and

(ii)   if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of the Common Stock equal to the Daily Share Amount for such Trading Day, subject to the Company's right to deliver Cash in lieu of all or a portion of such shares, as described in Section 2.13© below.

(c)   By the Close of Business on the Trading Day prior to the first Trading Day of an applicable Conversion Reference Period, the Company may specify a percentage of the Daily Share Amounts that will be settled in Cash (the "Cash Percentage") and will notify the Holder of a Note of such Cash Percentage through written notice to the Trustee (the "Cash Percentage Notice"). If the Company elects to specify a Cash Percentage, (x) the amount of Cash that the Company will deliver in respect of each Trading Day in the applicable Conversion Reference Period, in addition to the Required Cash Amount, will equal the product of: (I) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day, and (iii) the Volume Weighted Average Price of the Common Stock for such Trading Day (provided that after the consummation of a Fundamental Change in which the consideration is comprised entirely of Cash, the amount used in this clause (iii) will be the Cash price per share received by holders of Common Stock in such Fundamental Change) and (y) the number of shares of Common Stock deliverable in respect of each Trading Day in the applicable Conversion Reference Period (in lieu of the full Daily Share Amount for such Trading Day pursuant to clause (b) above) will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the Close of Business on the Trading Day immediately preceding the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company will pay Cash in lieu of fractional shares otherwise issuable upon conversion of such Note. The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee by the Close of Business on the Trading Day immediately preceding the start of the applicable Conversion Reference Period.

(d)   of a Note. Instead, the Company will deliver Cash in lieu of a fractional share based on the arithmetic average of the Volume Weighted Average Price of Common Stock for each of the twenty consecutive Trading Days of the Conversion Reference Period, rounded to the nearest whole cent.

Section 2.14   Conversion Procedures.

(a)   To convert a Note represented by a Global Security, a Holder of such a Note must convert by book-entry transfer to the Conversion Agent through the facilities of the Depositary. To convert a Note that is in definitive form, a Holder of such a Note must (1) complete and manually sign a Conversion Notice, a form of which is on the back of the Note, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, and (4) if required, pay all transfer or similar taxes. The Conversion Agent shall, within one Business Day of any Conversion Date, provide notice to the Company, as set forth in Section 105 of the Base Indenture, of the occurrence of such Conversion Date.

(b)   As promptly as practicable following the end of the Conversion Reference Period applicable to the Notes being converted, the Company shall deliver to the Holder, through the Conversion Agent, the Settlement Amount. The person in whose name the certificate representing any shares of Common Stock is registered shall be treated as a shareholder of record as of the Close of Business on the Conversion Date. Upon conversion of a Note, such person shall no longer be a Holder of such Note.

(c)   No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in Section 2.15 below. Upon conversion of a Note, a Holder of a Note will not receive, except as described below, any Cash payment representing accrued interest. Accrued and unpaid interest will be deemed paid by the Cash and/or shares of Common Stock, if any, received by the Holder of a Note upon conversion. Delivery to the Holder of a Note of such Cash or shares of Common Stock, or both, as applicable, will be deemed (1) to satisfy the Company's obligation to pay the principal amount of a Note, and (2) to satisfy the Company's obligation to pay any accrued and unpaid interest on the Note. Upon conversion of a Note, accrued and unpaid interest on such Note shall be deemed paid in full rather than cancelled, extinguished or forfeited.

(d)   Holders of Notes surrendered for conversion during the period from the Close of Business on the Regular Record Date for an Interest Payment Date to the opening of business on such Interest Payment Date will receive the semiannual interest payable on such Notes on the Interest Payment Date notwithstanding the conversion, and such Notes, upon surrender, must be accompanied by funds equal to the amount of such payment; provided, however, that no such payment need be made (I) in connection with any conversion following the Regular Record Date immediately preceding the Final Maturity Date, (ii) if the Company has specified a Redemption Date that is after the Regular Record Date and on or prior to the corresponding Interest payment Date, (iii) if the Company has specified a Repurchase Date or a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (iv) to the extent of any Defaulted Interest, or additional amounts, if any Defaulted Interest or additional amounts exist at the time of conversion with respect to such Notes. The Company shall not be required to convert any Notes that are surrendered for conversion without payment of interest as required by this Section 2.14(d).

(e)   If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered on the next succeeding day that is a Business Day.

(f)   Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note. Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note or Notes in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

(g)   If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the Common Stock is to be delivered in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

(h)   The Company shall, prior to issuance of any Notes under this Section 2.14, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the delivery in respect of all outstanding Notes of the number of shares of Common Stock due upon conversion pursuant to Section 2.13(b)(ii) (assuming, for purposes of this sentence, that the Company does not elect any Cash Percentage). All shares of Common Stock delivered pursuant to Section 2.13(b)(ii) shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(i)   The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock, if applicable, upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted. In addition, if any shares of Common Stock which would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares of Common Stock may be issued upon such conversion, the Company will cause such shares of Common Stock to be duly registered or approved, as the case may be.

Section 2.15   Conversion Rate Adjustments.

(a)   If the Company shall, at any time and from time to time while any of the Notes are outstanding, issue a dividend or make a distribution on its Common Stock payable in shares of its Common Stock, then the Conversion Rate at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Rate by a fraction,

(i)   he numerator of which shall be the sum of the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)   the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date.

If any dividend or distribution of the type described in this Section 2.15(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Rate be decreased pursuant to this Section 2.15(a).

(b)   If the Company shall, at any time or from time to time while any of the Notes are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, if the Company shall, at any time or from time to time while any of the Notes are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such combination becomes effective shall be proportionately increased or decreased. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction,

(i)   the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and

(ii)   the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.

Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision or combination becomes effective.

(c)   If the Company shall, at any time or from time to time while the Notes are outstanding, distribute rights to all or substantially all holders of its Common Stock entitling them, for a period expiring within 60 days after the Record Date for such distribution, to purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having an initial conversion price) less than the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days immediately preceding the first public announcement of the distribution, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction,

(i)   the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional shares of Common Stock so offered for purchase (or into which such convertible securities may be converted at the initial conversion rate); and

(ii)   the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate initial conversion price) would purchase at the Current Market Price of the Common Stock on the declaration date for such distribution (determined by multiplying such total number of shares of Common Stock so offered (or the total number of shares of Common Stock into which the convertible securities may be converted at the initial conversion rate) by the exercise price of such rights and dividing the product so obtained by such Current Market Price).

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock or securities convertible into Common Stock are not delivered pursuant to such rights or upon the expiration or termination of such rights, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights been made on the basis of the delivery of only the number of shares of Common Stock or securities convertible into Common Stock actually delivered. In the event that such rights are not so distributed, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. Except as set forth the preceding two sentences, in no event shall the Conversion Rate be decreased pursuant to this Section 2.15(c).

In determining whether any rights entitle the holders to purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having an initial conversion price) less than the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days immediately preceding the first public announcement of the distribution, and in determining aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate initial conversion price), there shall be taken into account any consideration received for such rights, and the value of such consideration if other than Cash, shall be determined in good faith by the Board of Directors.

(d)   If the Company shall, at any time or from time to time while the Notes are outstanding, distribute to all or substantially all holders of its Common Stock any of its Capital Stock, assets, or debt securities or any rights, warrants or options to purchase securities of the Company (excluding (w) any dividends or distributions described in Section 2.15(a) above, (x) any rights described in Section 2.15(c) above, (y) any distribution of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company referred to below in this Section 2.15(d), and (z) any Cash dividends or other Cash distributions referred to in Section 2.15(e) below) (such Capital Stock, assets, debt securities or rights, warrants or options to purchase securities of the Company being distributed hereinafter in this Section 2.15(d) called the "Distributed Assets"), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date with respect to such distribution by a fraction,

(i)   the numerator of which will be the Current Market Price of the Common Stock, and

(ii)   the denominator of which will be the Current Market Price of the Common Stock minus the fair market value, as determined by the Board of Directors, of the portion of Distributed Assets so distributed applicable to one share of the Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Ex-Dividend Date).

Such increase shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared. Except as set forth in the prior sentence, in no event shall the Conversion Rate be decreased pursuant to this Section 2.15(d).

If the Board of Directors determines the fair market value of any distribution for purposes of this Section 2.15(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price for purposes of clause (I) above, unless the Board of Directors determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

Notwithstanding the foregoing, if the Distributed Assets distributed by the Company to all holders of the Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (a "Spin-Off"), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the fifteenth Trading Day following the Ex-Dividend Date for such distribution by a fraction:

(i)   the numerator of which shall be the sum of (x) the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend for such distribution on the NYSE or such other national or regional exchange or market on which such securities are then listed or quoted, plus (y) the average Closing Sale Prices of the securities distributed in respect of each share of Common Stock for the ten consecutive Trading Days commencing on and including the fifth Trading Day after such Ex-Dividend Date; and

(ii)   the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days commencing on and including the fifth Trading Day after such Ex-Dividend Date, such adjustment to become effective immediately after the opening of business on the fifteenth Trading Day following the Ex-Dividend Date for such distribution.

(e)   outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock, Cash (excluding (x) any distributions described in Section 2.15(f) below or (y) any dividend or distribution in connection with the Company's liquidation, dissolution or winding up), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business of the Ex-Dividend Date for such distribution by a fraction,

(i)   the numerator of which shall be equal to the Current Market Price per share of Common Stock; and

(ii)   the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date, less the amount of the distribution per share of Common Stock.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, the Conversion Rate may be increased or decreased pursuant to the application of this Section 2.15(e).

(f)   time, while any of the Notes are outstanding, distribute Cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such Cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the "Aggregate Amount") expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the "Purchased Shares") exceeds the Closing Sale Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the "Expiration Date") on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction,

(i)   the numerator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the last time (the "Expiration Time") at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (2) the Purchased Shares and (II) the Closing Sale Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date; and

(ii)   the denominator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Closing Sale Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Rate pursuant to this Section 2.15(f) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 2.15(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 2.15(f).

(g)   Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("Trigger Event"): (I) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 2.15(a), Section 2.15(b), Section 2.15(c), Section 2.15(d), Section 2.15(e) or Section 2.15(f) (and no adjustment to the Conversion Rate under Section 2.15(a), Section 2.15(b), Section 2.15(c), Section 2.15(d), Section 2.15(e) or Section 2.15(f) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 2.15(d), except as set forth in Section 2.15®. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in Section 2.15®. In addition, except as set forth in Section 2.15®, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 2.15(a), Section 2.15(b), Section 2.15(c), Section 2.15(d), Section 2.15(e) or Section 2.15(f) was made (including any adjustment contemplated in Section 2.15®), (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(h)   paragraph (2) of the definition of such term (any such Fundamental Change a "Make-Whole Fundamental Change") occurs and a Holder elects to convert its Notes in connection with such Fundamental Change, the Company will increase the Conversion Rate for the Notes surrendered for conversion by a number of additional shares of Common Stock (the "Make-Whole Shares"), as described in this Section 2.15(h). A conversion of Notes will be deemed for the purposes of this Section 2.15(h) to be "in connection with" a Make-Whole Fundamental Change if the notice of conversion of the Notes is received by the Conversion Agent from and including the effective date of the Make-Whole Fundamental Change transaction up to and including the Trading Day prior to the related Fundamental Change Purchase Date.

The number of Make-Whole Shares will be determined by reference to the table below and will be based on (I) the date which such Make-Whole Fundamental Change transaction becomes effective (the "Make-Whole Fundamental Change Effective Date") and (ii) the price paid per share of Common Stock in the Fundamental Change (in the case of a Make-Whole Fundamental Change described in paragraph (2) of the definition of Fundamental Change in which holders of Common Stock receive only Cash), or (in the case of any other Make-Whole Fundamental Change) the average of the Closing Sale Prices per share of Common Stock over the five Trading Day period ending on the Trading Day preceding the relevant Make-Whole Fundamental Change Effective Date (the "Stock Price").

The Stock Prices set forth in the first column of the table below will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. In addition, the number of Make-Whole Shares on the table below will be subject to adjustment in the same manner as the Conversion Rate as set forth in Sections 2.15(a) through Section 2.15(f).

							Stock Price
Make-+Whole Fundamental Change Effective Date	$24.15	$26.00	$28.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00
March 20, 2007	10.73	9.14	7.88	6.89	5.05	3.82	2.98	2.39	1.95	1.61	1.15	0.84	0.64	0.48
March 15, 2008	10.73	8.98	7.70	6.66	4.79	3.57	2.75	2.18	1.76	1.44	1.02	0.74	0.56	0.42
March 15, 2009	10.73	8.79	7.47	6.37	4.45	3.23	2.45	1.90	1.50	1.22	0.84	0.61	0.45	0.34
March 15, 2010	10.73	8.56	7.21	6.04	4.08	2.87	2.12	1.61	1.25	1.00	0.68	0.49	0.36	0.28
March 15, 2011	10.73	8.34	6.85	5.63	3.58	2.40	1.68	1.23	0.92	0.73	0.48	0.35	0.26	0.20
March 15, 2012	10.73	8.03	6.32	5.04	2.89	1.73	1.10	0.74	0.52	0.40	0.26	0.19	0.15	0.11
March 15, 2013	10.73	7.79	5.58	4.17	1.88	0.85	0.41	0.22	0.14	0.11	0.08	0.06	0.05	0.04
March 15, 2014	10.73	7.79	5.04	2.66	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

If the exact Stock Price and Make-Whole Fundamental Change Effective Date are not set forth in the table, then: (I) if the Stock Price is between two Stock Prices in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates in the table, the Make-Whole Shares issued upon conversion of the Notes will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Prices and the earlier and later Make-Whole Fundamental Change Effective Dates in the table, based on a 365-day year, (ii) if the Stock Price is in excess of $100.00 per share of Common Stock, subject to adjustment as set forth in the paragraph preceding the table above, no Make-Whole Shares will be issued upon conversion of the Notes; and (iii) if the Stock Price is less than $24.15 per share, subject to adjustment as set forth in the above paragraph, no Make-Whole Shares will be issued upon conversion of the Notes.

(i)   The Company may make such increases in the Conversion Rate, in addition to those provided for above in this Section 2.15, as the Board of Directors considers to be advisable to avoid or reduce any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of Common Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j)   No adjustment need be made to the Conversion Rate pursuant to this Section 2.15 for:

(i)   a transaction referred to in Section 2.15(a), Section 2.15(b), Section 2.15(c), Section 2.15(d), Section 2.15(e) or Section 2.15(f) if Holders of the Notes participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such section at the same time as holders of the Common Stock participate with respect to such transaction or event and on the same terms as holders of the Common Stock participate with respect to such transaction or event as if Holders of the Notes, at such time, held a number of shares of Common Stock equal to the Conversion Rate at such time; or

(ii)   any rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest; or

(iii)   a change in the par value or no par value of the Common Stock.

(k)   Notwithstanding anything in this Section 2.15 to the contrary, the Conversion Rate shall not exceed 41.4025 per $1,000 principal amount of Notes, other than on account of adjustments to the Conversion Rate in the manner set forth in Section 2.15(a), Section 2.15(b), Section 2.15(c), Section 2.15(d), Section 2.15(e) or Section 2.15(f).

(l)   Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders of the Notes a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

(m)   If (I) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 2.15(a), Section 2.15(b), Section 2.15(c), Section 2.15(d), Section 2.15(e) or Section 2.15(f) (unless no adjustment is to occur pursuant to Section 2.15(j)), (ii) the Company takes any action that would require a supplemental indenture pursuant to Section 10.16, or (iii) there is a liquidation or dissolution of the Company, then the Company shall mail to Holders of the Notes and file with the Trustee and the Conversion Agent a notice stating the proposed Ex-Dividend Date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date; provided that if the Company elects to make a distribution described in Section 2.15(c), Section 2.15(d) or Section 2.15(e), and in the case of Section 2.15(d) or Section 2.15(e), that has a per share value equal to more than 15% of the Closing Sale Price per share of Common Stock on the day preceding the declaration date for such distribution, the Company shall give notice to Holders at least 20 Trading Days prior to the Ex-Dividend Date for such distribution. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

(n)   or distribution to which Section 2.15(d) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the debt securities, assets or shares of Capital Stock other than such shares of Common Stock or rights (and any Conversion Rate adjustment required by Section 2.15(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights (and any further Conversion Rate adjustment required by Section 2.15(a) and Section 2.15(c) with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date" within the meaning of Section 2.15(a).

(o)   The reclassification of the Common Stock into securities including securities other than Common Stock (other than any reclassification upon an event to which Section 2.16 applies) shall be deemed to involve (I) a distribution of such securities other than the Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the "Ex-Dividend Date" within the meaning of this Section 2.15(d)), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 2.15(b)).

(p)   After an adjustment to the Conversion Rate under this Section 2.15, any subsequent event requiring an adjustment under this Section 2.15 shall cause an adjustment to the Conversion Rate as so adjusted.

(q)   The Company may, at its option, set-off withholding taxes due with respect to Notes against payments of Cash and Common Stock on the Notes.

(r)   Each share of Common Stock issued upon conversion of Notes hereunder shall be entitled to receive the appropriate number of rights ("Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholders' rights agreement adopted by the Company (a "Shareholders Rights Plan"). If the Shareholders Rights Plan under which any Rights are issued provides that each share of Common Stock issued upon conversion of the Notes at any time prior to the distribution of separate certificates representing such Rights will be entitled to receive such Rights, there shall not be any adjustment to the conversion privilege or Conversion Rate at any time prior to the distribution of separate certificates representing such Rights. If, however, prior to any conversion, the Rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all Holders of the Common Stock, its assets, debt securities or rights as described in Section 2.15(d) above, subject to readjustment in the event of the expiration, termination or redemption of such Rights.

Section 2.16   Consolidation or Merger of the Company.

(a)   If any of the following events occurs:

(i)   any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(ii)   any merger, consolidation or other combination involving the Company; or

(iii)   any sale or conveyance of all or substantially all the properties and assets of the Company to any other Person;

in each case, as a result of which all of the holders of Common Stock shall be entitled to receive Cash, securities or other property for their shares of Common Stock (any such event, a "Disposition Event"), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for the conversion and settlement of Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 2.15.

(b)   Notwithstanding the provisions of Section 2.13, the Settlement Amount in respect of any Notes tendered for conversion such that the first day of the Conversion Reference Period would be on or after the 20th Trading Day immediately preceding the effective date of any Disposition Event shall be calculated in accordance with the definition of Settlement Amount herein, except that for each of the Trading Days in the Conversion Reference Period on or after the effective date for such transaction, the "Daily Conversion Value" will equal the daily value of the Reference Property pertaining to such Notes. For these purposes, "Reference Property" means the kind and amount of shares of capital stock, other securities or other property or assets (including cash) receivable upon such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate (plus Make-Whole Shares, to the extent that the holder is entitled to Make-Whole Shares in accordance with Section 2.15(h) upon conversion) then in effect, and instead of delivering any shares of Common Stock otherwise deliverable under Section 2.13(b)(ii), the Company shall deliver an amount of Reference Property that a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the number of shares of Common Stock otherwise deliverable under Section 2.13(b)(ii) would receive as a result of the transaction; provided that if holders of Common Stock have the opportunity to elect the form of consideration to receive in any Disposition Event, then the Company will make adequate provision to give the Holders of the Notes, treated as a single class, a reasonable opportunity to elect the form of such consideration for purposes of determining the composition of any Reference Property delivered pursuant to this Section 2.16, and once the election is made, it will apply to all Holders of the Notes after the effective time of the Disposition Event.

(c)   For the purpose of determining the value of any Reference Property under Section 2.16(b)(I) above:

(i)   Any shares of publicly traded common stock of any corporation that are included in the Reference Property shall be valued as set forth in Section 2.13 as if such shares were "Common Stock," referring to the definition of Volume Weighted Average Price in Section 1.1; and

(ii)   Any other property (other than cash) included in the Reference Property shall be valued in good faith by the Company's Board of Directors or by a nationally recognized independent investment banking firm retained for this purpose by the Company.

(d)   Nothing in this Section 2.16 shall affect the Company's right to deliver Cash in lieu of all or a portion of any Reference Property, as described in Section 2.13©;

(e)   The Company shall cause notice of the execution of the supplemental indenture referred to in Section 2.16(a) to be mailed to each Holder of Notes, at its address appearing on the Security Register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(f)   The above provisions of this Section 2.16 shall similarly apply to successive Disposition Events.

(g)   If this Section 2.16 applies to any event or occurrence, Section 2.15 shall not apply other than as specifically provided in this Section 2.16.

Section 2.17   Exchange in Lieu of Conversion.

(a)   Notwithstanding anything in this Indenture to the contrary, when a Holder surrenders Notes for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the commencement of the relevant Conversion Reference Period, such Notes to a financial institution designated by the Company (the "Financial Institution") for exchange in lieu of conversion.

(b)   In order to accept any such Notes surrendered for conversion, the Financial Institution must agree to deliver, in exchange for such Notes, all Cash or all shares of Common Stock or a combination of Cash and shares of Common Stock equal to the Settlement Amount, at the option of the Financial Institution.

(c)   By the Close of Business on the Trading Day immediately preceding the start of the Conversion Reference Period, the Company must notify the Holder surrendering Notes for conversion that the Company has directed the Financial Institution to make an exchange in lieu of conversion and such Financial Institution must notify the Conversion Agent whether it will deliver, upon exchange, shares of Common Stock, Cash or a specified combination thereof.

(d)   If the Financial Institution accepts any such Notes, it will deliver the appropriate number of shares of Common Stock, Cash, or a combination thereof, to the Conversion Agent and the Conversion Agent will deliver those shares of Common Stock or Cash, or combination thereof, as the case may be, to the Holder. Any Notes exchanged by such Financial Institution will remain outstanding.

(e)   If the Financial Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration, or if such Financial Institution does not accept the Notes for exchange, the Company will, as promptly as practical thereafter, but not later than the third Business Day following the end of the Conversion Reference Period, convert the Notes into Cash and shares, if any, of Common Stock, pursuant to Section 2.13, Section 2.15 and Section 2.16. In no event will the Company's designation of a Financial Institution pursuant to this Section 2.17 require such Financial Institution to accept any Notes for exchange. The Company shall not be obligated to pay any consideration to, or otherwise enter into any agreement or arrangement with, a Financial Institution for or with respect to such designation pursuant to this Section 2.17.

Section 2.18   Events of Default.

(a)   In addition to the Events of Default specified in Section 501 of the Base Indenture, each of the following will constitute an Event of Default in respect of the Notes:

        default in the payment of the Redemption Price, Repurchase Price, or Fundamental Change Purchase Price with respect to any Note when such becomes due and payable;
        failure by the Company to comply with its obligation to deliver consideration due upon conversion of the Notes in accordance with the terms hereof;
        failure by the Company to deliver a Fundamental Change Purchase Notice to Holders when required by Section 2.11 hereof, which failure continues for a period of five days; and
        (x) failure by the Company to make any payment by the end of any applicable grace period after maturity of any Debt in an amount in excess of $30,000,000 and continuance of such failure, or (y) there is an acceleration of Debt in an amount in excess of $30,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding; provided, however, if any such failure or acceleration referred to in (x) or (y) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred.

(b)   Section 501(5) of the Base Indenture is hereby amended and restated in its entirety, with respect to the Notes only, as follows:

"the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Significant Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or"

(c)   Section 501(6) of the Base Indenture is hereby amended and restated in its entirety, with respect to the Notes only, as follows:

"the commencement by the Company or a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or a Significant Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary of the Company in furtherance of any such action; or"

(d)   Section 502 of the Base Indenture is hereby amended, with respect to the Notes only, so that the following provision shall be inserted at the end of the first paragraph of such section:

"Notwithstanding the foregoing, if an Event of Default specified in Section 501(5) or Section 501(6) occurs with respect to the Company, then the principal amount of and all accrued but unpaid interest on the Notes shall be due and payable immediately, without declaration or action on the part of the Trustee or any Holder."

(e)   Section 503(2) of the Base Indenture is hereby amended and restated in its entirety, with respect to the Notes only, as follows:

"default is made in the payment of the principal of (or premium, if any) any Note or in the payment of the Redemption Price, Repurchase Price or Fundamental Change Purchase Price with respect to any Note, or"

(f)   Section 508 of the Base Indenture is hereby amended and restated in its entirety, with respect to the Notes only, as follows:

"Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or interest, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in such Holder's Notes or any Redemption Date, and to convert the Notes in accordance with their terms and the terms of the Indenture, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder."

(g)   Section 513(1) of the Base Indenture is hereby amended and restated in its entirety, with respect to the Notes only, as follows:

"in the payment of the principal of (or premium, if any) or interest on any Note or in the payment of the Redemption Price, Repurchase Price or Fundamental Change Purchase Price with respect to any Note, or"

(h)   Section 602 of the Base Indenture is hereby amended and restated in its entirety, with respect to the Notes only, as follows:

"If a default occurs hereunder with respect to the Notes as to which the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Notes notice of such default within 90 days after the occurrence of such default as and to the extent consistent with the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(1) or Section 501(2) with respect to the Notes no such notice to Holders need be given if the Trustee determines in good faith that the withholding of such notice is in the interest of the Holders of the Outstanding Notes. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series."

Section 2.19   No Defeasance. Sections 401(1)(B)(ii), 401(1)(B)(iii) and 403 and Article Fifteen of the Base Indenture shall not apply to the Notes.

Section 2.20   No Sinking Fund. There shall be no sinking fund for the retirement of the Notes. Article Twelve of the Base Indenture shall not apply to the Notes.

Section 2.21   Supplemental Indentures.

(a)   Section 901(9) of the Base Indenture is hereby amended and restated in its entirety, with respect to the Notes only, as follows:

"to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture, provided that such other provisions shall not adversely affect the interests of the Holders of Debt Securities of any series or any related coupons in any material respect, and provided further that no correction made to any provision pursuant to this Section 901(9) shall be deemed to adversely affect the interests of the Holders of the Notes if its purpose and effect are solely to conform this Indenture to the description thereof contained in the prospectus supplement whereby the Notes were offered to the public."

(b)   Section 901(10) of the Base Indenture is hereby amended and restated in its entirety, with respect to the Notes only, as follows:

"to add to or change or eliminate any provision of this Indenture to conform this Indenture to the requirements of the Trust Indenture Act or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act; or"

(c)   The following section Section 901(11) shall be added to the Base Indenture, with respect to the Notes only, as follows:

"to make any other change that does not adversely affect the rights of any holder of the Notes."

(d)   Section 902(4) of the Base Indenture is hereby amended and restated in its entirety, with respect to the Notes only, as follows:

"adversely affect the right to repurchase of the Notes at the option of the Holders thereof, or change the times at which the Company may or must redeem or repurchase the Notes, or make the Notes convertible into any security other than the Common Stock, or make any change that adversely affects the right of any Holder to convert the Notes or to initiate suit for the enforcement of conversion of the Notes."

(e)   Section 903(3) of the Base Indenture is hereby amended and restated in its entirely, with respect to the Notes only, so that the words "Section 901(10)" instead shall be the words "Section 901(11).

(f)   Section 903 of the Base Indenture is hereby amended, with respect to the Notes only, to add the following clause at the end of Section 903:

"; and the Trustee may rely on an Opinion of Counsel as to whether a Holder is adversely affected pursuant to Section 902(4) hereof."

Section 2.22   Calculations. Unless otherwise specifically provided herein, the Company shall be responsible for making all calculations called for hereunder and under the Notes, including all calculations related to conversion of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company's calculations will be final and binding on Holders of the Notes. The Company shall provide a schedule of the Company's calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company's calculations without independent verification. Unless otherwise specifically provided herein, neither Trustee nor the Conversion Agent shall have any duty to perform any calculation or make any determination, including, without limitation, to determine when an adjustment under Section 2.15 should be made, how it should be made or what it should be.

Section 2.23   Legal Holidays. In any case where any Interest Payment Date, Conversion Date, Repurchase Date, Fundamental Change Purchase Date or Redemption Date, or the Final Maturity Date, as the case may be, is not a Business Day or, if the place of payment is other than the New York City, not a business day in such place, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day or business day in such place, as the case may be, with the same force and effect as if made on the Interest Payment Date, Conversion Date, Repurchase Date, Fundamental Change Purchase Date or Redemption Date, or the Final Maturity Date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Conversion Date, Repurchase Date, Fundamental Change Purchase Date or Redemption Date, or the Final Maturity Date, as the case may be.

ARTICLE III
MISCELLANEOUS

Section 3.1   Ratification of Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture with respect to the Notes (but not any other series of Debt Securities issued pursuant to the Base Indenture) in the manner and to the extent herein and therein provided. If any provision of this First Supplemental Indenture is inconsistent with a provision of the Base Indenture, the terms of this First Supplemental Indenture shall control with respect to the Notes (but not any other series of Debt Securities issued pursuant to the Base Indenture).

Section 3.2   Governing Law. This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.3   Severability. In case any one or more of the provisions contained in this First Supplemental Indenture, the Base Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, of the Base Indenture or of the Notes, but this First Supplemental Indenture, the Base Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 3.4   Counterparts. This First Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ALPHARMA INC.

By: /s/ Jeffrey Campbell
Name: Jeffrey Campbell
Title: VP, Finance and Interim CFO

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Christopher E. Golabeck
Name: Christopher E. Golabek
Title: Vice President

Annex A

[Form of Face of Note]

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM. UNLESS (A) THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, (B) ANY NOTE ISSUED IS REGISTERED IN THE NAME REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND (C) ANY PAYMENT HEREON IS MADE TO U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

2.125% CONVERTIBLE SENIOR NOTE DUE 2027
CUSIP 020813 AH4
ISIN US020813AH48
No._____	$_________

ALPHARMA INC.

This Note is one of a duly authorized series of Debt Securities of ALPHARMA INC. (the "Notes"), all issued under and pursuant to an Indenture (the "Base Indenture") dated as of March 20, 2007, duly executed and delivered by ALPHARMA INC., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture, as hereinafter referred to), and U.S. Bank National Association (the "Trustee"), as supplemented by the First Supplemental Indenture thereto dated as of March 20, 2007 (the "First Supplemental Indenture," and together with the Base Indenture, the "Indenture"), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

The Company, for value received, hereby promises to pay to _______________________ or its registered assigns, the principal sum of _________ U.S. Dollars ($___________________________) on the Final Maturity Date of the Notes, subject to the condition that the Notes may be earlier redeemed by the Company pursuant to Section 2.10 of the First Supplemental Indenture, repurchased by the Company at the option of Holders pursuant to Section 2.11 of the First Supplemental Indenture or converted by the Holders thereof pursuant to Section 2.12 of the First Supplemental Indenture.

Subject to Section 2.8 of the First Supplemental Indenture, Interest Payment Dates shall be March 15 and September 15 of each year, commencing on September 15, 2007.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth here.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

ALPHARMA INC.

By:
Name:
Title

This is one of the Debt Securities, of the series designated herein, described in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: ________________
Name:
Title:

[Form of Reverse of Note]

2.125% CONVERTIBLE SENIOR NOTE DUE 2027

To the extent permitted by applicable law, if any rights or other provisions of this Note differ from or are inconsistent with those contained in the Indenture, then the Indenture shall control. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.

1. Interest. Alpharma Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), promises to pay interest on the principal amount of this Note at the Note Interest Rate (as defined below) from March 20, 2007 to the Final Maturity Date or such earlier date as this Note is redeemed in accordance with Section 2.10 of the First Supplemental Indenture, repurchased in accordance with Section 2.11 of the First Supplemental Indenture or converted in accordance with Section 2.12 of the First Supplemental Indenture.

Subject to Section 2.8 of the First Supplemental Indenture, this Note shall accrue interest at a rate per annum of 2.125% of the principal amount hereof (the "Note Interest Rate"), payable semi-annually in arrears on March 15 and September 15 of each year (each an "Interest Payment Date"), commencing on September 15, 2007.

In the circumstances specified in Section 2.8 of the First Supplemental Indenture, the Company shall pay Contingent Interest to Holders. Contingent Interest, if any, shall accrue from the first day of any relevant Interest Period.

Subject to Section 2.8 of the First Supplemental Indenture, interest shall be paid on each Interest Payment Date to the Person in whose name a given Note is registered in the Security Register at the Close of Business on the applicable Regular Record Date.

2. Ranking. This Note shall constitute an unsecured, unsubordinated obligation of the Company.

3. Indenture; Trust Indenture Act. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

      4. Optional Right of Redemption. Subject to certain conditions specified in Section 2.10 of the First Supplemental Indenture and Article Eleven of the Base Indenture, the Company may redeem this Note at the option of the Company, in whole or in part, at any time on or after March 20, 2014 at a Cash Redemption Price equal to 100% of the principal amount of the Note plus accrued and unpaid interest, if any, up to, but not including, the Redemption Date.

      5. Repurchase. Subject to certain conditions specified in Section 2.11 of the First Supplemental Indenture, a Holder may require the Company to repurchase this Note, in whole or in part, on a Repurchase Date or upon the occurrence of any Fundamental Change at a Cash Repurchase Price or Fundamental Change Purchase Price, as applicable, equal to 100% of the principal amount of the Note plus accrued and unpaid interest, if any, up to, but not including, the Repurchase Date or Fundamental Change Purchase Date, as applicable.

      6. Conversion. Subject to Section 2.12, Section 2.13, Section 2.14, Section 2.15, Section 2.16 and Section 2.17 of the First Supplemental Indenture, this Note or any part hereof may be converted by a Holder into Cash, shares of Common Stock or a combination thereof, at any time on or prior to the Close of Business on the Business Day immediately preceding the Final Maturity Date; provided, however, that this Note may be converted only during the periods and under the conditions specified in clauses (i) through (vi) of Section 2.12 of the First Supplemental Indenture.

A Holder will receive, for each $1,000 principal amount of this Note surrendered for conversion, an amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days in the Conversion Reference Period.

7. Denomination, Transfer and Exchange. The Notes are only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

8. Modification of Indenture. Without the consent of Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture or the First Supplemental Indenture, in form satisfactory to the Trustee, for any of the purposes specified in Section 901 of the Base Indenture, as amended by Section 2.21 of the First Supplemental Indenture.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Base Indenture or the First Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of, or of modifying in any manner the rights under, such Base Indenture or First Supplemental Indenture of the Holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security or coupon affected thereby change any of the things specified in Section 902 of the Base Indenture, as amended by Section 2.21 of the First Supplemental Indenture.

9. Events of Default. Subject to Article Five of the Base Indenture and Section 2.18 of the First Supplemental Indenture, each of the following shall be an Event of Default with respect to this Note:

(1) default in the payment of any interest upon the Notes when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Note upon the Final Maturity Date; or

(3) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture, and continuance of such default or breach for a period of 60 days after a written notice of default has been given by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes, or

(4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Significant Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by the Company or a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or a Significant Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary of the Company in furtherance of any such action; or

(7) default in the payment of the Redemption Price, Repurchase Price, or Fundamental Change Purchase Price with respect to any Note when such becomes due and payable; or

(8) failure by the Company to comply with its obligation to deliver consideration due upon conversion of the Notes in accordance with the terms of the First Supplemental Indenture; or

(9) failure by the Company to deliver a Fundamental Change Purchase Notice to Holders when required by Section 2.11 of the First Supplemental Indenture, which failure continues for a period of five days; or

(10) (i) failure by the Company to make any payment by the end of any applicable grace period after maturity of any Debt in an amount in excess of $30,000,000 and continuance of such failure, or (ii) the occurrence of an acceleration of Debt in an amount in excess of $30,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding; provided, however, if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred.

10. No Sinking Fund. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Note.

11. Amendments and Supplements. The Indenture provides for amendments and supplements with respect to the Indenture as set forth in Article Nine of the Base Indenture, as supplemented by Section 2.21 of the First Supplemental Indenture.

12. Persons Deemed Owners. The registered Holder of this Note shall be treated as its owner for all purposes.

13. Governing Law. The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. No Recourse Against Others. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Copies of Indenture. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or other tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive Note, or exchanges of a part of another Global Security or definitive Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease (or Increase)	Signature of Authorized Signatory of Trustee [or Custodian]

]